UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):   September 12, 2012

CopyTele, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

                      1-11254                                                                                                                                                                                                                                                                       11-2622630

                            (Commission File Number)                                                                                                                                                                                                                                            (IRS Employer Identification No.)

         900 Walt Whitman Road, Melville, NY                                                                                                                                                                                                                                                       11747

           (Address of Principal Executive Offices)                                                                                                                                                                                                                                               (Zip Code)

(631) 549-5900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

On September 12, 2012, CopyTele, Inc., a Delaware corporation (the “Company”) entered into certain subscription agreements (the “Subscription Agreements”) separately with 5 accredited investors, including Lewis Titterton, the Company’s Chairman and Chief Executive Officer, and Bruce Johnson, a director of the Company (the “Investors”), for the private placement of $750,000 principal amount of 8% Convertible Debentures due 2016 (the “Debentures”).  The Debentures mature on September 12, 2016, bear interest at the rate of 8% payable quarterly and are convertible  into shares (the “Conversion Shares”) of  common stock of the Company, par value $0.01 per share (the “Common Stock”), and at a price per share of $0.092.  The Company may prepay the Debentures at any time without penalty upon 30 days prior notice.  The Debentures also provide for events of default which, if any of them occurs, would permit the principal of and accrued interest on the Debentures to become or to be declared due and payable, unless the event of default has been cured or the holder of the Debenture has waived in writing the event of default.  The Company granted the holders customary piggy-back registration rights. If all of the Debentures are converted, the Company would issue 10,870 shares of Common Stock for each $1,000 principal amount of Debentures or 8,152,174 shares of its Common Stock in the aggregate.

The foregoing description of the Subscription Agreements and the Debentures does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement and the Debentures, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report is incorporated into this Item 2.03 by reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report is incorporated into this Item 3.02 by reference.

On September 12, 2012, pursuant to the Subscription Agreements, the Company completed the sale of $750,000 principal amount of the Debentures to the Investors for gross proceeds of $750,000.  The sale of the Debentures was not subject to any underwriting discounts or commissions.

The Debentures (and the Conversion Shares issuable upon conversion of the Debentures) will not be registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 4(2) of the Act, and Rule 506 promulgated thereunder, based on the fact that all of the Investors are “accredited investors,” as such term is defined in Rule 501 of Regulation D.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.
10.1	Form of Subscription Agreement , dated as of September 12, 2012, by and between the Company and each Investor.
10.2	Form of Debenture issued on September 12, 2012 by the Company to each Investor.
99	Press Release, dated September 13, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPYTELE, INC.

Date: September 18, 2012	By:	/s/ Lewis H. Titterton
Lewis H. Titterton
Chairman of the Board and
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Subscription Agreement , dated as of September 12, 2012, by and between the Company and each Investor.
10.2	Form of Debenture issued on September 12, 2012 by the Company to each Investor.
99	Press Release, dated September 13, 2012